Exhibit 99.1

Investors:	David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033

Press:	Greg Eden, greg.eden@autodesk.com, 415-547-2135

AUTODESK REPORTS 15 PERCENT THIRD QUARTER REVENUE GROWTH
Strong Growth in Profitability and Cash Flow from Operations

SAN RAFAEL, Calif., November 15, 2011-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the third quarter of fiscal year 2012.

●	Revenue was $549 million, an increase of 15 percent compared to the third quarter of fiscal 2011.
●	GAAP operating margin was 16 percent, compared to 15 percent in the third quarter of fiscal 2011.
●	Non-GAAP operating margin was 25 percent, compared to 21 percent in the third quarter of fiscal 2011. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.
●	GAAP diluted earnings per share were $0.32, compared to $0.23 in the third quarter of fiscal 2011.
●	Non-GAAP diluted earnings per share were $0.44, compared to $0.32 in the third quarter of fiscal 2011.
●	Cash flow from operating activities was $138 million, compared to $114 million in the third quarter of fiscal 2011.

“Our business grew 15% in the third quarter as more and more people turned to Autodesk to help solve their most pressing design and engineering challenges,” said Carl Bass, Autodesk president and CEO.  “Our strong revenue gains coupled with continued cost controls resulted in a healthy improvement in profitability and cash flow from operations. We experienced double-digit growth across all geographies, with particular strength in Asia Pacific.  All of our businesses performed well, driven by continued adoption of our suites.”

Third Quarter Operational Overview

EMEA revenue was $202 million, an increase of 10 percent compared to the third quarter last year as reported and 8 percent on a constant currency basis.  Revenue in the Americas was $200 million, an increase of 12 percent compared to the third quarter last year.  Revenue in Asia Pacific was $146 million, an increase of 28 percent compared to the third quarter last year as reported and 19 percent on a constant currency basis.  Revenue from emerging economies was $87 million, an increase of 15 percent compared to the third quarter last year as reported and 11 percent on a constant currency basis.  Revenue from emerging economies represented 16 percent of total revenue in the third quarter.

Revenue from the Platform Solutions and Emerging Business segment was $210 million, an increase of 21 percent compared to the third quarter last year.  Revenue from the Architecture, Engineering and Construction business segment was $152 million, an increase of 12 percent compared to the third quarter last year.  Revenue from the Manufacturing business segment was $134 million, an increase of 14 percent compared to the third quarter last year.  Revenue from the Media and Entertainment business segment was $53 million, an increase of 6 percent compared to the third quarter last year.

“We continue to advance on our plan of driving revenue growth and expanding our operating margin, controlling our costs, and making appropriate investments in the future of our business,” said Mark Hawkins, Autodesk Executive Vice President, Chief Financial Officer.  “Our cash flow from operating activities remained strong, growing 20 percent, and helped fund a number of small, but important, business and technology acquisitions and strategic investments during the quarter.  Our balance sheet remains solid with over $1.5 billion in cash and marketable securities and no debt.”

Business Outlook

The following statements are forward-looking statements that are based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below.

Fourth Quarter Fiscal 2012

4Q FY12 Guidance Metrics	4Q FY12 (ending January 31, 2012)
Revenue (in millions)	$575 to $590
EPS - GAAP	$0.26 to $0.29
EPS - Non-GAAP	$0.42 to $0.45

Non-GAAP earnings per diluted share exclude $0.10 related to stock-based compensation expense, and $0.06 for the amortization of acquisition related intangibles, net of tax.

Full Year Fiscal 2012

FY12 Guidance Metrics	FY12 (ending January 31, 2012)
Revenue (in millions)	$2,198 to $2,213
EPS - GAAP	$1.17 to $1.20
EPS - Non-GAAP	$1.70 to $1.73

Non-GAAP earnings per diluted share exclude $0.32 related to stock-based compensation expense, and $0.21 for the amortization of acquisition related intangibles, net of tax.

Full Year Fiscal 2013

Autodesk’s fiscal 2013 guidance assumes a continuation of the current economic environment and foreign exchange currency rate environment.

Net revenue for fiscal 2013 is expected to increase by at least 10 percent compared to fiscal 2012.  Autodesk anticipates fiscal 2013 GAAP operating margin to increase by approximately 150 basis points and non-GAAP operating margin to increase by approximately 200 basis points compared to fiscal 2012.  A reconciliation between the GAAP and non-GAAP projections for fiscal 2013 is provided in the tables following this press release.

Earnings Conference Call and Webcast

Autodesk will host its third quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk’s website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call.  The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm ET at http://www.autodesk.com/investors. This replay will be maintained on Autodesk’s website for at least 12 months.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under “Business Outlook” above, statements regarding anticipated market, segment, product and revenue trends, revenue, margin, earnings and cash flow improvement, and other statements regarding our expected strategies, market and products positions, performance, and results.  There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including:  general market, political, economic and business conditions, our performance in particular geographies, including emerging economies, failure to successfully incorporate sales of products suites into our overall sales strategy, failure to successfully expand adoption of our products, failure to maintain cost reductions and productivity increases or otherwise control our expenses, slowing momentum in maintenance billings or revenues, difficulties encountered in integrating new or acquired businesses and technologies, the inability to identify and realize the anticipated benefits of acquisitions, the financial and business condition of our reseller and distribution channels, fluctuation in foreign currency exchange rates, the success of our foreign currency hedging program, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, unexpected fluctuations in our tax rate, the timing and degree of expected investments in growth and efficiency opportunities, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve continued success in technology advancements, interruptions or terminations in the business of Autodesk consultants, the expense and impact of legal or regulatory proceedings, and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk’s report on Form 10-K for the year ended January 31, 2011 and Forms 10-Q for the quarters ended April 30 and July 31, 2011, which are on file with the U.S. Securities and Exchange Commission.  Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk

Autodesk, Inc., is a leader in 3D design, engineering and entertainment software. Customers across the manufacturing, architecture, building, construction, and media and entertainment industries – including the last 16 Academy Award winners for Best Visual Effects – use Autodesk software to design, visualize, and simulate their ideas. Since its introduction of AutoCAD software in 1982, Autodesk continues to develop the broadest portfolio of state-of-the-art software for global markets. For additional information about Autodesk, visit www.autodesk.com.

Autodesk and AutoCAD are registered trademarks or trademarks of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. Academy Award is a registered trademark of the Academy of Motion Picture Arts and Sciences. All other brand names, product names, or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

© 2011 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Net revenue:
License and other	$331.4	$282.0	$987.4	$842.5

Maintenance	217.2	194.7	635.8	581.6

Total net revenue	548.6	476.7	1,623.2	1,424.1

Cost of revenue:
Cost of license and other revenue	50.5	40.3	138.8	122.0

Cost of maintenance revenue	9.1	8.2	32.8	26.2

Total cost of revenue	59.6	48.5	171.6	148.2

Gross profit	489.0	428.2	1,451.6	1,275.9

Operating expenses:

Marketing and sales	206.2	185.1	609.1	549.1

Research and development	141.2	122.8	417.0	369.3

General and administrative	51.4	51.1	163.0	148.7

Restructuring	-	-	(1.3)	9.0

Total operating expenses	398.8	359.0	1,187.8	1,076.1

Income from operations	90.2	69.2	263.8	199.8

Interest and other income (expense), net	1.1	2.5	6.2	(0.8)

Income before income taxes	91.3	71.7	270.0	199.0

Provision for income taxes	(18.5)	(18.1)	(56.7)	(48.6)

Net income	$72.8	$53.6	$213.3	$150.4

Basic net income per share	$0.32	$0.24	$0.93	$0.66

Diluted net income per share	$0.32	$0.23	$0.91	$0.64

Weighted average shares used in computing basic
net income per share	227.1	226.5	228.2	227.9

Weighted average shares used in computing diluted
net income per share	230.7	232.4	233.7	233.4

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	October 31,	January 31,
	2011	2011
	(Unaudited)

ASSETS:

Current assets:
Cash and cash equivalents	$1,103.3	$1,075.1
Marketable securities	240.3	199.2
Accounts receivable, net	259.2	318.4
Deferred income taxes	34.2	56.8
Prepaid expenses and other current assets	61.6	64.8
Total current assets	1,698.6	1,714.3

Marketable securities	190.6	192.6
Computer equipment, software, furniture and leasehold improvements, net	102.1	84.5
Purchased technologies, net	90.4	57.2
Goodwill	653.9	554.1
Deferred income taxes, net	138.7	90.7
Other assets	130.7	94.2
	$3,005.0	$2,787.6

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$81.9	$76.8
Accrued compensation	154.3	193.1
Accrued income taxes	22.3	28.6
Deferred revenue	499.9	496.2
Other accrued liabilities	55.2	75.1
Total current liabilities	813.6	869.8

Deferred revenue	120.0	91.7
Long term income taxes payable	161.3	139.1
Other liabilities	82.6	77.7

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock and additional paid-in capital	1,359.9	1,267.2
Accumulated other comprehensive income (loss)	3.4	(0.6)
Retained earnings	464.2	342.7
Total stockholders' equity	1,827.5	1,609.3
	$3,005.0	$2,787.6

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
	Nine Months Ended
	October 31,
	2011	2010
	(Unaudited)

Operating activities:
Net income	$213.3	$150.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85.2	79.6
Stock-based compensation expense	78.8	62.3
Excess tax benefits from stock-based compensation	(33.0)	-
Restructuring charges, net	(1.3)	9.0
Changes in operating assets and liabilities, net of business combinations	55.3	63.6
Net cash provided by operating activities	398.3	364.9

Investing activities:
Purchases of marketable securities	(456.0)	(425.8)
Sales of marketable securities	110.8	85.9
Maturities of marketable securities	307.0	201.3
Capital expenditures, including developed technologies	(88.8)	(18.1)
Business combinations, net of cash acquired	(142.6)	(8.5)
Other investing activities	(23.5)	(4.0)
Net cash used in investing activities	(293.1)	(169.2)

Financing activities:
Proceeds from issuance of common stock, net of issuance costs	156.3	76.4
Repurchases of common stock	(263.7)	(204.1)
Excess tax benefits from stock-based compensation	33.0	-
Net cash used in financing activities	(74.4)	(127.7)

Effect of exchange rate changes on cash and cash equivalents	(2.6)	(2.4)

Net increase in cash and cash equivalents	28.2	65.6
Cash and cash equivalents at beginning of fiscal year	1,075.1	838.7
Cash and cash equivalents at end of period	$1,103.3	$904.3

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense,  amortization of purchased intangibles, restructuring charges, discrete tax provision items and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2011	2010	2011	2010
	(Unaudited)			(Unaudited)

GAAP cost of license and other revenue	$50.5	$40.3	$138.8	$122.0
Stock-based compensation expense	(0.9)	(0.6)	(2.8)	(2.1)
Amortization of developed technology	(11.1)	(8.4)	(27.7)	(23.8)
Non-GAAP cost of license and other revenue	$38.5	$31.3	$108.3	$96.1

GAAP gross profit	$489.0	$428.2	$1,451.6	$1,275.9
Stock-based compensation expense	0.9	0.6	2.8	2.1
Amortization of developed technology	11.1	8.4	27.7	23.8
Non-GAAP gross profit	$501.0	$437.2	$1,482.1	$1,301.8

GAAP marketing and sales	$206.2	$185.1	$609.1	$549.1
Stock-based compensation expense	(11.7)	(7.6)	(34.8)	(27.4)
Non-GAAP marketing and sales	$194.5	$177.5	$574.3	$521.7

GAAP research and development	$141.2	$122.8	$417.0	$369.3
Stock-based compensation expense	(8.9)	(5.7)	(27.6)	(21.2)
Non-GAAP research and development	$132.3	$117.1	$389.4	$348.1

GAAP general and administrative	$51.4	$51.1	$163.0	$148.7
Stock-based compensation expense	(4.1)	(3.1)	(13.6)	(11.6)
Amortization of customer relationships and trade names	(8.2)	(5.7)	(24.0)	(17.8)
Non-GAAP general and administrative	$39.1	$42.3	$125.4	$119.3

GAAP restructuring charges	$-	$-	$(1.3)	$9.0
Restructuring charges	-	-	1.3	(9.0)
Non-GAAP restructuring charges	$-	$-	$-	$-

GAAP operating expenses	$398.8	$359.0	$1,187.8	$1,076.1
Stock-based compensation expense	(24.7)	(16.4)	(76.0)	(60.2)
Amortization of customer relationships and trade names	(8.2)	(5.7)	(24.0)	(17.8)
Restructuring charges	-	-	1.3	(9.0)
Non-GAAP operating expenses	$365.9	$336.9	$1,089.1	$989.1

GAAP income from operations	$90.2	$69.2	$263.8	$199.8
Stock-based compensation expense	25.6	17.0	78.8	62.3
Amortization of developed technology	11.1	8.4	27.7	23.8
Amortization of customer relationships and trade names	8.2	5.7	24.0	17.8
Restructuring charges	-	-	(1.3)	9.0
Non-GAAP income from operations	$135.1	$100.3	$393.0	$312.7

GAAP provision for income taxes	$(18.5)	$(18.1)	$(56.7)	$(48.6)
Discrete GAAP tax provision items	(4.2)	0.3	(7.4)	(1.3)
Income tax effect of non-GAAP adjustments	(11.4)	(10.0)	(35.8)	(34.3)
Non-GAAP provision for income tax	$(34.1)	$(27.8)	$(99.9)	$(84.2)

GAAP net income	$72.8	$53.6	$213.3	$150.4
Stock-based compensation expense	25.6	17.0	78.8	62.3
Amortization of developed technology	11.1	8.4	27.7	23.8
Amortization of customer relationships and trade names	8.2	5.7	24.0	17.8
Restructuring charges	-	-	(1.3)	9.0
Discrete GAAP tax provision items	(4.2)	0.3	(7.4)	(1.3)
Income tax effect of non-GAAP adjustments	(11.4)	(10.0)	(35.8)	(34.3)
Non-GAAP net income	$102.1	$75.0	$299.3	$227.7

GAAP diluted net income per share (1)	$0.32	$0.23	$0.91	$0.64
Stock-based compensation expense	0.11	0.07	0.34	0.26
Amortization of developed technology	0.05	0.04	0.12	0.10
Amortization of customer relationships and trade names	0.03	0.02	0.10	0.08
Restructuring charges	-	-	(0.01)	0.04
Discrete GAAP tax provision items	(0.02)	-	(0.03)	(0.01)
Income tax effect of non-GAAP adjustments	(0.05)	(0.04)	(0.15)	(0.14)
Non-GAAP diluted net income per share (1)	$0.44	$0.32	$1.28	$0.97

(1)	Earnings per share were computed independently for each of the periods presented; therefore the sum of the earnings per share amounts for the quarters may not equal the total for the year.

Other Supplemental Financial Information(a)

Fiscal Year 2012	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2012
Financial Statistics ($ in millions, except per share data):
Total Net Revenue	$528	$546	$549		$1,623
License and Other Revenue	$323	$333	$331		$987
Maintenance Revenue	$205	$213	$217		$636

GAAP Gross Margin	90%	89%	89%		89%
Non-GAAP Gross Margin (1)(2)	91%	91%	91%		91%

GAAP Operating Expenses	$395	$394	$399		$1,188
GAAP Operating Margin	15%	17%	16%		16%
GAAP Net Income	$69	$71	$73		$213
GAAP Diluted Net Income Per Share (c)	$0.29	$0.30	$0.32		$0.91

Non-GAAP Operating Expenses (1)(3)	$364	$360	$366		$1,089
Non-GAAP Operating Margin (1)(4)	23%	25%	25%		24%
Non-GAAP Net Income (1)(5)	$94	$104	$102		$299
Non-GAAP Diluted Net Income Per Share (1)(6)(c)	$0.40	$0.44	$0.44		$1.28

Total Cash and Marketable Securities	$1,526	$1,553	$1,534		$1,534
Days Sales Outstanding	47	49	43		43
Capital Expenditures, Including Developed Technologies	$23	$30	$36		$89
Cash Flow from Operating Activities	$128	$132	$138		$398
GAAP Depreciation and Amortization	$25	$30	$31		$85

Deferred Maintenance Revenue Balance	$543	$566	$553		$553

Revenue by Geography (in millions):
Americas	$181	$191	$200		$573
Europe, Middle East and Africa	$215	$212	$202		$629
Asia Pacific	$132	$143	$146		$422

Revenue by Segment (in millions):
Platform Solutions and Emerging Business	$211	$199	$210		$619
Architecture, Engineering and Construction	$141	$158	$152		$452
Manufacturing	$123	$136	$134		$393
Media and Entertainment	$53	$54	$53		$161

Other Revenue Statistics:
% of Total Rev from Flagship Revenue	61%	56%	57%		58%
% of Total Rev Suites Revenue	23%	29%	27%		27%
% of Total Rev New and Adjacent Revenue	15%	15%	16%		15%
% of Total Rev from AutoCAD and AutoCAD LT	37%	31%	31%		33%
% of Total Rev from Emerging Economies	15%	16%	16%		16%
Upgrade and Crossgrade Revenue (in millions)	$53	$41	$37		$131

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign
Currencies Compared to Comparable Prior Year Period (b) (in millions):
FX Impact on Total Net Revenue	$(3)	$8	$12		$17
FX Impact on Cost of Revenue and Total Operating Expenses	$(9)	$(17)	$(12)		$(38)
FX Impact on Operating Income	$(12)	$(9)	$-		$(21)

Gross Margin by Segment (in millions):
Platform Solutions and Emerging Business	$199	$187	$198		$584
Architecture, Engineering and Construction	$128	$143	$138		$409
Manufacturing	$113	$124	$122		$360
Media and Entertainment	$43	$44	$43		$130
Unallocated amounts	$(9)	$(10)	$(12)		$(31)

Common Stock Statistics (in millions):
Common Shares Outstanding	230.5	228.8	226.6		226.6
Fully Diluted Weighted Average Shares Outstanding	237.1	236.6	230.7		233.7
Shares Repurchased	1.7	2.5	3.5		7.7

Installed Base Statistics:
Maintenance Installed Base (e)	3,004,000	2,985,000	3,116,000		3,116,000

(a)	Totals may not agree with the sum of the components due to rounding.
(b)
Effective in the second quarter of fiscal 2012, Autodesk changed the way it calculates constant currency growth rates and foreign currency impact on Total Net Revenue, and Cost of Revenue and Total Operating Expenses.  Under the new methodology, all hedging gains and losses are removed from the calculation of constant currency growth rates, where previously Autodesk had not excluded hedging gains and losses from the prior period.  Autodesk changed the way it calculates foreign currency impact on Total Net Revenue, and Cost of Revenue and Total Operating Expenses to include the impact of Autodesk's hedging program on both the current and prior period.  Autodesk believes these changes are more useful to the users of Autodesk's financial information as they more fully reflect the underlying business growth rates and the impact of movements in foreign currency on Autodesk's U.S. dollar financial results.  All prior period comparative information has been revised to conform to the new methodology.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2012
Constant currency revenue growth	12%	14%	12%		13%

(c)	Earnings per share were computed independently for each of the periods presented; therefore the sum of the earnings per share amounts for the quarters may not equal the total for the year.
(d)	Prior period amounts have been changed to conform to current period presentation.
(e)	Autodesk will no longer provide Maintenance Installed Base beginning in fiscal 2013.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP total spend, non-GAAP income from operations and non-GAAP provision for income taxes.  These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles and related income tax expenses.  See our reconciliation of GAAP financial measures to non-GAAP financial measures herein.  We believe these exclusions are appropriate to enhance an overall  understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance.  For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results.  In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States.  Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2012
(2) GAAP Gross Margin	90%	89%	89%		89%
Stock-based compensation expense	0%	0%	0%		0%
Amortization of developed technology	1%	2%	2%		2%
Non-GAAP Gross Margin	91%	91%	91%		91%

(3) GAAP Operating Expenses	$395	$394	$399		$1,188
Stock-based compensation expense	(25)	(26)	(25)		(76)
Amortization of customer relationships and trade names	(7)	(9)	(8)		(24)
Restructuring charges	-	1	-		1
Non-GAAP Operating Expenses	$364	$360	$366		$1,089

(4) GAAP Operating Margin	15%	17%	16%		16%
Stock-based compensation expense	5%	5%	5%		5%
Amortization of developed technology	2%	2%	2%		2%
Amortization of customer relationships and trade names	1%	2%	2%		1%
Restructuring charges	0%	0%	0		0%
Non-GAAP Operating Margin	23%	25%	25%		24%

(5) GAAP Net Income	$69	$71	$73		$213
Stock-based compensation expense	26	27	26		79
Amortization of developed technology	8	9	11		28
Amortization of customer relationships and trade names	7	9	8		24
Restructuring charges	-	(1)	-		(1)
Discrete GAAP tax provision items	(4)	1	(4)		(7)
Income tax effect of non-GAAP adjustments	(12)	(12)	(11)		(36)
Non-GAAP Net Income	$94	$104	$102		$299

(6) GAAP Diluted Net Income Per Share	$0.29	$0.30	$0.32		$0.91
Stock-based compensation expense	0.11	0.12	0.11		0.34
Amortization of developed technology	0.03	0.04	0.05		0.12
Amortization of customer relationships and trade names	0.03	0.04	0.03		0.10
Restructuring charges	-	(0.01)	-		(0.01)
Discrete GAAP tax provision items	(0.02)	0.01	(0.02)		(0.03)
Income tax effect of non-GAAP adjustments	(0.04)	(0.06)	(0.05)		(0.15)
Non-GAAP Diluted Net Income Per Share	$0.40	$0.44	$0.44		$1.28

Reconciliation for Fiscal 2013:

The following is a reconciliation of anticipated fiscal 2013 GAAP and non-GAAP operating margins:

FISCAL 2013
GAAP operating margin basis point improvement over prior year	150
Stock-based compensation expense	110
Amortization of purchased intangibles	(70)
Restructuring charges	10
Non-GAAP operating margin basis point improvement over prior year	200

Reconciliation for Long Term Operating Margins:

Autodesk is not able to provide targets for our long term (ending with fiscal year 2015) GAAP operating margins at this time because of the difficulty of estimating certain items that are excluded from non-GAAP that affect operating margin, such as charges related to stock-based compensation expense and amortization of acquisition related tangibles.